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AIM BASIC VALUE FUND                                              SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   12/31/2009
FILE NUMBER :        811-2699
SERIES NO.:          8

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
72DD.        1  Total income dividends for which record date passed during the period.(000's Omitted)
                Class A                $ 14,272
             2  Dividends for a second class of open-end company shares (000's Omitted)
                Class A3               $      -
                Class B                $      -
                Class C                $      -
                Class P                $      -
                Class R                $    273
                Class Y                $    271
                Investor Class         $      -
                Institutional Class    $  1,083

73A.            Payments per share outstanding during the entire current period: (form nnn.nnnn)
             1  Dividends from net investment income
                Class A                  0.2903
             2  Dividends for a second class of open-end company shares (form nnn.nnnn)
                Class A3
                Class B
                Class C
                Class P
                Class R                  0.2152
                Class Y                  0.3101
                Investor Class
                Institutional Class      0.4372

74U.         1  Number of shares outstanding (000's Omitted)
                Class A                  49,359
             2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                Class A3
                Class B                  13,023
                Class C                   7,910
                Class P
                Class R                   1,273
                Class Y                     886
                Investor Class
                Institutional Class       1,599

74V.         1  Net asset value per share (to nearest cent)
                Class A                   19.71
             2  Net asset value per share of a second class of open-end company shares (to nearest cent)
                Class A3
                Class B                   17.68
                Class C                   17.67
                Class P
                Class R                   19.49
                Class Y                   19.75
                Investor Class
                Institutional Class        20.2
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